UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 17, 2005

                                DUNE ENERGY, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                      0-27897                    95-4737507
----------------------------    ---------------------        -------------------
(State or Other Jurisdiction    (Commission File No.)         (I.R.S. Employer
      of Incorporation)                                      Identification No.)

3050 Post Oak Blvd., Suite 695, Houston, Texas                           77056
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (713) 888-0895

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Financial Statements of Businesses Acquired.

             Report of Independent Registered Public Accounting Firm

To the Shareholders of Dune Energy, Inc.:

We have audited the accompanying statements of combined revenues and direct operating expenses of the oil and gas properties purchased by Dune Energy, Inc. from two working interest owners in the Springside Property ("Springside Property") for the year ended December 31, 2004 and for the period from December 1, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of Dune Energy, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Dune Energy, Inc.'s Form 8-K/A and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by Dune Energy, Inc. in the Springside Property for the year ended December 31, 2004 and the period from December 1, 2003 (Inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
January 26, 2006

Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Dune Energy, Inc. in the Springside Property

                                                           For the Period
                                        For the Year      from December 1,         For the Nine Months
                                          Ended           2003 (Inception)               Ended
                                        December 31,      to December 31,             September 30,
                                           2004                2003              2005              2004
                                        ------------------------------------------------------------------
                                                                                       (Unaudited)
Revenues                                $1,588,615             $851           $  640,834        $1,313,844

Direct operating expenses                  279,139              102              107,125           205,849
                                        ------------------------------------------------------------------
Excess of revenues over direct
operating expenses                      $1,309,476             $749           $  533,709        $1,107,995
                                        ==================================================================

The accompanying notes are an integral part of these financial statements.

Notes to Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Dune Energy, Inc. in the Springside Property

(1) The Properties

On November 17, 2005, Dune Energy, Inc. ("Dune") announced the acquisition of interests in oil and gas properties (the "Springside Property") by virtue of (i) the assignment to us by Voyager Partners, Ltd. ("Voyager") on October 28, 2005 (the "Voyager Assignment"), of its Asset Purchase Agreement with Gerald Hess d/b/a Jerry Hess Operating Company, dated August 23, 2005 (as amended, the "Hess Agreement") and (ii) a Purchase and Sale Agreement dated November 17, 2005, between us and certain other third parties owning interests in the Springside Property (the "Third Party Agreement"). Dune paid a total of $5,451,362 for the Springside Properties with an effective date of July 1, 2005.

(2) Basis of Presentation

During the periods presented, the Springside Property were not accounted for or operated in accordance with generally accepted accounting principles. The entities accounted for their operations without capitalizing many of the costs that related to the full cost method of accounting for oil and gas properties and did not conduct any reserve studies nor calculate an amortization rate per equivalent unit of production. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Dune Energy, Inc. in the Springside Property represent Dune's interest in the properties acquired for the periods prior to the respective closing dates and are presented on the accrual basis of accounting and in accordance with generally accepted accounting principles. Depreciation, depletion and amortization, interest, accretion of asset retirement obligation, general and administrative expenses and corporate income taxes have been excluded. The financial statements presented are not indicative of the results of operations of the acquired properties going forward due to changes in the business and inclusion of the above mentioned expenses.

(3) Commitments and Contingencies

Dune is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

                      Supplemental Oil and Gas Information
                                   (Unaudited)

Proved oil and gas reserve quantities are based on estimates prepared by the Company's engineers in accordance with guidelines established by the Securities and Exchange Commission (SEC).

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

All of the reserves are located in the United States.

The information for the reserves for the year ended December 31, 2004 and the period from December 1, 2003 (Inception) to December 31, 2003 is as follows:

                                                           Gas (MMcf)
                                                --------------------------------
                                                     2004              2003
                                                --------------    --------------
Proved and  undeveloped reserves:

Beginning of period                                      5,233               --
Production                                                (472)              (0)
Extensions, discoveries and improved recovery              430            5,233
                                                --------------    -------------
End of period                                            5,191            5,233
                                                ==============    =============

Proved developed reserves at end of period               2,021            2,205
                                                ==============    =============

Standardized Measure of Discounted Future Net Cash Flows.

The standardized measure of discounted future net cash flows from the Company's estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves as of the end of each of the two years ended December 31, 2004 and 2003. The standardized measure of future net cash flows as of December 31, 2004 and 2003 are calculated using the price received by the seller as of the end of the year. The prices were $5.79 and $3.98 for the year ended December 31, 2004, and for the period from December 1, 2003 (inception) to December 31, 2003, respectively, per Mcf of gas.

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. Future income taxes are based on year-end statutory rates, adjusted for any operating loss carryforwards and tax credits. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and gas properties.

The information for the reserves for the year ended December 31, 2004 and the period from December 1, 2003 (Inception) to December 31, 2003 is as follows:

                                                                   2003               2004
                                                               ------------       ------------
Future cash inflows                                            $ 23,669,770       $ 16,400,270
Future production costs                                          (7,494,530)        (5,794,710)
Future development costs                                         (6,004,000)        (7,454,180)
Future income tax                                                (1,651,957)                --
                                                               ------------       ------------

Future net cash flows                                             8,519,283          3,151,380
Effect of discounting future annual net cash flows at 10%        (4,730,743)        (3,112,900)
                                                               ------------       ------------

Discounted future net cash flow                                $  3,788,540       $     38,480
                                                               ============       ============

The following table sets forth the principal sources of change in discounted future net cash flows for the reserves for the year ended December 31, 2004 and the period from December 1, 2003 (Inception) to December 31, 2003 as follows:

                                                     --------------------------
                                                         2004           2003
                                                     -----------    -----------
Beginning of the period                              $    38,480    $        --
Sales, net of production costs                        (1,309,476)          (750)
Net change in prices and production costs              4,917,234             --
Extensions, discoveries and improved recovery          1,961,922         39,230
Change in future development costs                     1,450,180             --
Change in income tax                                  (1,651,957)            --
Net change in timing                                  (1,617,843)            --
                                                     -----------    -----------
End of period                                        $ 3,788,540    $    38,480
                                                     ===========    ===========

                                Dune Energy, Inc.
               Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements and related notes are presented to show the pro forma effects of the acquisition of oil and gas properties from the Springside Property during the fourth quarter of 2005.

The pro forma condensed statements of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005 that follow contain a column entitled "Springside Historical". This column contains only the revenue and direct operating expenses of the Springside Property. During the periods presented, the Springside Properties were not accounted for or operated in accordance with generally accepted accounting principles. The Springside entities accounted for their operations without capitalizing many of the costs that related to the full cost method of accounting as followed by Dune and the Springside entities did not conduct any reserve studies nor calculated an amortization rate per equivalent unit of production. Also excluded are other expenses which include interest, accretion of retirement obligations, general and administrative expenses and corporate income taxes. These condensed pro forma statements of operations are not indicative of the results of operations of the acquired properties due to the exclusion of the above mentioned expenses.

The pro forma condensed statements of operations are presented to show income from continuing operations as if the Springside transaction occurred as of the beginning of each period presented. The pro forma condensed balance sheet is based on the assumption that the Springside transaction occurred effective September 30, 2005.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Springside transaction occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed financial statements should be read in conjunction with notes thereto, Dune's Annual Report on Form 10-KSB for the year ended December 31, 2004 and its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, and the Statement of Combined Revenues and Direct Operating Expenses included herein.

                                Dune Energy, Inc.
              Unaudited Pro Forma Condensed Statement of Operations
                      For The Year Ended December 31, 2004

                                                   Dune          Springside       Pro Forma
                                                Historical       Historical      Adjustments          Pro Forma
                                               ------------      ----------      -----------         -----------
Revenues                                       $  1,022,297      $1,588,615      $        --         $ 2,610,912
                                               ------------      ----------      -----------         -----------
Direct operating costs                              102,674         279,139               --             381,813
Depreciation, depletion and amortization             63,801              --          636,282 (a,b)       700,083
General & administrative                          1,935,539              --          150,000 (c)       2,085,539
Interest Expense                                    120,640              --          299,065 (d)         419,705
Other Expenses (Income)                             (85,396)             --               --            (85,396)
                                               ------------      ----------      -----------         -----------
                                                  2,137,258         279,139        1,085,347          (3,501,744)
                                               ------------      ----------      -----------         -----------
Net income (loss)                              $ (1,114,961)     $1,309,476      $(1,085,347)        $  (890,832)
                                               ============      ==========      ===========         ===========
Basic and diluted earnings per common share    $      (0.04)                                         $     (0.03)
Weighted shares outstanding                      30,443,387                               --          30,443,387
                                               ============                      ===========         ===========

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

                                Dune Energy, Inc.
              Unaudited Pro Forma Condensed Statement of Operations
                    For Nine Months Ended September 30, 2005

                                                   Dune          Springside       Pro Forma
                                                Historical       Historical      Adjustments          Pro Forma
                                               ------------      ----------      -----------         -----------
Revenues                                       $  2,046,259      $  640,834      $        --         $ 2,687,093
                                               ------------      ----------      -----------         -----------
Direct operating costs                              323,449         107,125               --             430,574
Depreciation, depletion and amortization            503,198              --          247,536 (a,b)       750,734
General & administrative                          1,825,474              --          112,500 (c)       1,937,974
Interest Expense                                    337,375                          287,769 (d)         625,144
Other Expense (Income)                               60,398              --               --              60,398
                                               ------------      ----------      -----------         -----------
                                                  3,049,894         107,125         (647,805)          3,804,824
                                               ------------      ----------      -----------         -----------

Net income (loss)                              $ (1,003,635)     $533,709       $   (647,805)        $(1,117,731)
                                               ============      ==========      ===========         ===========
Basic and diluted earnings per common share    $      (0.02)                                         $     (0.02)
                                               ============      ==========      ===========         ===========
Weighted shares outstanding                       46,651,525                              --          46,651,525
                                               ============                      ===========         ===========

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

                                Dune Energy, Inc.
                   Unaudited Pro Forma Condensed Balance Sheet
                            as of September 30, 2005

                                                   Dune        Pro Forma
                                                Historical     Adjustments        Pro Forma
                                               ------------   ------------       ------------
Assets
     Current assets                            $ 7,107,856    $   260,079 (1)    $  7,367,935
     Net property and equipment                 18,834,409      5,191,283 (1,2)    24,025,692
     Other assets                                  413,156        148,850 (3)         562,006
                                               -----------    -----------        ------------
                                               $26,355,421    $ 5,600,212        $ 31,955,633
                                               ===========    ===========        ============

Liabilities and shareholders' equity
     Current liabilities                       $ 2,361,082    $        --        $  2,361,082
     Long-term debt                              8,500,000      5,600,212 (3)      14,100,212
     Other non-current liabilities                  28,325             --              28,325
     Shareholders' equity                       15,466,014             --          15,466,014
                                               -----------    -----------        ------------
                                               $26,355,421    $ 5,600,212        $ 31,955,633
                                               ===========    ===========        ============

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

                                Dune Energy, Inc.
           Notes to Unaudited Pro Forma Condensed Financial Statements

Basis of Presentation

The unaudited pro forma statement of operations for the year ended December 31, 2004, is based on the audited financial statements of Dune for the year ended December 31, 2004, the audited statement of combined revenues and direct operating expenses for the Springside Properties for the year ended December 31, 2004 and the adjustments and assumptions described below.

The unaudited pro forma statement of operations for the nine months ended September 30, 2005, and the unaudited pro forma balance sheet as of September 30, 2005, are based on the unaudited financial statements of Dune as of and for the nine months ended September 30, 2005, the unaudited statement of combined revenues and direct operating expenses for the Springside Properties for the nine months ended September 30, 2005, and the adjustments and assumptions described below.

Pro forma adjustments:

The unaudited pro forma statements of operations reflect the following adjustments:

      a. Record incremental depreciation, depletion and amortization expense, using units of production method, resulting from the purchase of the Springside Properties.

      b. Record incremental amortization of fees of the Standard Bank loan. Fees associated with this purchase amounted to $148,850.

      c. Record estimated increase in general and administrative expense as a result of the purchase of Springside Properties.

      d. Record interest expense associated with debt of $5,451,362 incurred under the Standard Bank Credit Facility. Applicable interest rates were libor plus 4%.

                                Dune Energy, Inc.

The unaudited pro forma balance sheet reflects the following adjustments associated with the Springside acquisition as of September 30, 2005.

      1. Record purchase price adjustments from the acquisition of the Springside Property. Purchase price adjustments are subject to further review and audit.

      2. Record the purchase price for the Springside Property, net of purchase price adjustments.

      3.    Record the loan and fees associated with the Standard Bank loan.

                                Dune Energy, Inc.
                 Pro Forma Supplemental Oil and Gas Disclosures
                                   (Unaudited)

The following table sets forth certain unaudited pro forma information concerning Dune's proved oil and gas reserves at December 31, 2004 giving effect to the Springside Property as if it had occurred as of the beginning of each period presented. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

All of the reserves are located in the United States.

Proved and undeveloped reserves:

                                                     Oil Reserves Oil (Mbbls)
                                                 -------------------------------
                                                   Dune    Springside  Pro Forma
                                                 -------------------------------
Balance, December 31, 2002                           --        --         --
Production                                           --        --         --
Purchases of reserves in-place                      142        --        142
Extensions, discoveries and improved recovery        --        --         --
Transfers/sales of reserves in place                 --        --         --
Revisions of previous estimates                      --        --         --
                                                 -------------------------------
Balance, December 31, 2003                          142        --        142
                                                 ===============================
Proved developed reserves at end of year:            --        --         --
                                                 ===============================
Balance, December 31, 2003                          142        --        142
Production                                           --        --         --
Purchases of reserves in-place                        1        --          1
Extensions, discoveries and improved recovery        --        --         --
Transfers/sales of reserves in place                 --        --         --
Revisions of previous estimates                   1,166        --      1,166
                                                 -------------------------------
Balance, December 31, 2004                        1,309        --      1,309
                                                 ===============================
Proved developed reserves at end of year              3        --          3
                                                 ===============================

                                                        Gas Reserves (MMcf)
                                                 -------------------------------

                                                   Dune    Springside  Pro Forma
                                                 -------------------------------
Balance, December 31, 2002                           --        --         --
Production                                           (0)       (0)
Purchases of reserves in-place                   12,415        --     12,415
Extensions, discoveries and improved recovery        --     5,233      5,233
Transfers/sales of reserves in place                 --        --         --
Revisions of previous estimates                      --        --         --
                                                 -------------------------------
Balance, December 31, 2003                       12,415     5,233     17,648
                                                 ===============================
Proved developed reserves at end of year:            --     2,205      2,205
                                                 ===============================
Balance, December 31, 2003                       12,415     5,233     17,648
Production                                          (47)     (472)      (519)
Purchases of reserves in-place                      791        --        791
Extensions, discoveries and improved recovery        --       430        430
Transfers/sales of reserves in place                 --        --         --
Revisions of previous estimates                  (7,625)       --     (7,625)
                                                 -------------------------------
Balance, December 31, 2004                        5,534     5,191     10,725
                                                 ===============================
Proved developed reserves at end of year:           965     2,021      2,986
                                                 ===============================

Standardize Measure of Discounted Future Net Cash Flows.

The standardized measure of discounted future net cash flows from the Company's estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves as of the end of each of the two years ended December 31, 2004. The standardized measure of future net cash flows as of December 31, 2004 and 2003 are calculated using the price received by the seller as of the end of the year. The prices were $5.79 and $3.98 for the year ended December 31, 2004, and for the period from December 1, 2003 (Inception) to December 31, 2003, respectively, per Mcf of gas.

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. Future income taxes are based on year-end statutory rates, adjusted for any operating loss carryforwards and tax credits. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and gas properties.

                                                            Year Ended December 31, 2003
                                                    ----------------------------------------
                                                        Dune        Springside     Pro Forma
                                                    ----------------------------------------
                                                                 (In Thousands)
Future cash inflows                                   $      --     $  16,400     $  16,400
Future production costs                                      --        (5,795)       (5,795)
Future development costs                                     --        (7,454)       (7,454)
Future income tax                                            --            --            --
                                                    ----------------------------------------
Future net cash flows                                        --         3,151         3,151
Effect of discounting future annual net cash flows
at 10%                                                       --        (3,113)       (3,113)
                                                    ----------------------------------------
Discounted future net cash flow                       $      --     $      38     $      38
                                                    =======================================

                                                            Year Ended December 31, 2003
                                                    ----------------------------------------
                                                        Dune        Springside     Pro Forma
                                                    ----------------------------------------
                                                                 (In Thousands)
Future cash inflows                                   $  87,033     $  23,670     $ 110,703
Future production costs                                  (6,079)       (7,495)      (13,574)
Future development costs                                (12,190)       (6,004)      (18,194)
Future income tax                                        (7,165)       (1,652)       (8,817)
                                                    ----------------------------------------
Future net cash flows                                    61,599         8,519        70,118
Effect of discounting future annual net cash flows
at 10%                                                  (24,409)       (4,730)      (29,139)
                                                    ----------------------------------------
Discounted future net cash flow                       $  37,190     $   3,789     $  40,979
                                                    =======================================

The principal changes in the standardized measure of discounted future net cash flows relating to proven oil and gas reserve is as follows:

                                                            Year Ended December 31, 2003
                                                    ----------------------------------------
                                                        Dune        Springside     Pro Forma
                                                    ----------------------------------------
                                                                 (In Thousands)
Beginning of the year                                 $  30,508     $      38     $  30,546
Sales, net of production costs                              (90)       (1,309)       (1,399)
Net change in prices and production costs                 7,495         4,917        12,412
Extensions, discoveries and improved recovery                --         1,962         1,962
Change in future development costs                        9,100         1,450        10,550
Net change in timing                                         --        (1,617)       (1,617
Change in income tax                                         --        (1,652)       (1,652)
Revision of quantity estimates                           (9,823)           --        (9,823)
                                                    ----------------------------------------
End of year                                           $  37,190     $   3,789     $  40,979
                                                    =======================================

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        DUNE ENERGY, INC.


DATE: January 30, 2006                  By: /s/ Alan Gaines
                                            ------------------------------------
                                            Alan Gaines
                                            Chairman and Chief Executive Officer